UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 18, 2011

OILSANDS QUEST INC.
(Exact name of registrant as specified in charter)

Colorado	001-32994	98-0461154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 326— 11th Avenue SW Calgary, Alberta, Canada	T2R 0C5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Oilsands Quest Inc. (the “Company”) entered into a dealer manager agreement (the “Dealer Manager Agreement”) dated July 18, 2011, as amended and restated as of July 20, 2011, with Knight Capital Americas, L.P. (“Knight”) whereby Knight will be the exclusive dealer manager (the “Dealer Manager”) for the Company’s rights offering to U.S. shareholders of its common stock, $0.001 par value per share (the “Rights Offering”) with an aggregate subscription price of $60 million. The Dealer Manager Agreement provides that the Company will pay the Dealer Manager a financial advisory fee that varies based on the amount of gross proceeds raised in the Rights Offering, as further described in the Dealer Manager Agreement.  If the Rights Offering is fully subscribed, the Dealer Manager will receive a financial advisory fee of $1,425,000; the minimum fee is $100,000. If Knight identifies a potential provider of a backstop agreement in connection with the Rights Offering and the Company enters into a backstop agreement with such person, Knight will also be entitled to an additional fee equal to $0.008 per share purchased pursuant to such backstop agreement, of which half shall be payable with respect to all of such shares upon execution of such backstop agreement and the remaining half shall be payable with respect to the shares actually purchased pursuant to such backstop agreement. Notwithstanding the foregoing, the total financial advisory fees shall not exceed $500,000 on gross proceeds less than $10,000,000 and $1,250,000 on gross proceeds less than $25,000,000.

We have also agreed to reimburse Knight for its out-of-pocket expenses, including fees and expenses of counsel, as provided in the Dealer Manager Agreement, up to $100,000.  The Company has also agreed to indemnify Knight with respect to certain liabilities, including liabilities under the federal securities laws. The Dealer Manager Agreement also provides that Knight will not be subject to any liability to us in rendering the services contemplated by the Dealer Manager Agreement except for any act of bad faith or gross negligence of Knight.

The obligations of the Dealer Manager under the Dealer Manager Agreement are subject to certain conditions precedent, including the absence of any material adverse change in the Company’s business and the receipt of certain opinions, letters and certificates from the Company’s counsel, the Company’s independent auditors and the Company. Additionally, the obligations of the Dealer Manager under the Dealer Manager Agreement may be terminated, upon notice, at its discretion upon the occurrence of certain stated events.

Item 8.01.    Other Events.

On July 18, 2011, the Company issued a press release relating to the Rights Offering described in Item 1.01. On July 19, 2011, the Company issued a further press release relating to the Rights Offering and the participation of holders of exchangeable shares therein. The press releases are filed as Exhibit 99.1 and 99.2 to this report, respectively, and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

1.1	Dealer Manager Agreement, dated July 18, 2011 and amended and restated on July 20, 2011.

99.1	Press release dated July 18, 2011.

99.2	Press release dated July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2011	OILSANDS QUEST INC. (Registrant)

	By:	/s/ Garth Wong
Name: Garth Wong
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Dealer Manager Agreement, dated July 18, 2011.

99.1	Press release dated July 18, 2011.

99.2	Press release dated July 19, 2011.